FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 March 28, 1997
                                 --------------
                                 Date of Report
                        (Date of earliest event reported)



                        Metric Income Trust Series, Inc.
                        --------------------------------
                          (Exact name of registrant as
                            specified in its charter)




                  0-18294         California             94-3087630
                  -------         ----------             ----------
               (Registration     (State or Other        (IRS Employer
                   File          Jurisdiction of         Identification
                  Number)        Incorporation)           Number)






           One California Street, San Francisco, California 94111-5415
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (415) 678-2000

                    (800) 347-6707 Watts line for all states


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The Registrant was organized to acquire, hold for investment, manage, and ultimately sell income-producing real properties and investments in securities. In the normal course of its business, the registrant sold the Texas City, Texas Stop N Go store, which is leased to National Convenience Stores, on March 28, 1997.

TERMS OF ORIGINAL ACQUISITION

On November 30, 1989 the Registrant acquired Stop N Go store #3592 in Texas City, Texas for $334,000 including acquisition fees and other miscellaneous closing costs.

TERMS OF DISPOSITION AND FINANCING

The Registrant sold the Texas City Stop N Go on March 28, 1997. The net sales price was $135,000. After payment of estimated expenses of sale, the proceeds to the Registrant are approximately $116,000.

CARRYING AMOUNT AT DATE OF SALE

At the date of sale, the carrying amount of the land and improvements and deferred rental income receivable was approximately $272,000 for financial statement purposes. The carrying amount of the land and improvements was approximately $277,000 for tax reporting purposes.


LOSS ON SALE

Under the accrual method of accounting, the estimated loss to be recognized in the first quarter of 1997 from the sale is approximately $156,000. Under the tax method of accounting, the estimated loss is approximately $161,000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements
         Not applicable.

(b)      Pro Forma Financial Information
         Not applicable.

(c)      Exhibits.
         Upon their receipt, Registrant will amend its Form 8-K to include the disposition documents for the Texas City Stop N Go store.


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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              METRIC INCOME TRUST SERIES, INC.
                              a California Corporation



                              By:      /s/ William A. Finelli
                                       ----------------------
                                       William A. Finelli
                                       Chief Financial Officer

                              Date:    April 11, 1997
                                       -----------------